CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm as “Independent Registered Public Accounting Firm” in this Registration Statement under the Securities Act of 1933 (Form N-2) of A3 Alternative Credit Fund, filed with the Securities and Exchange Commission.

BBD, LLP

Philadelphia, Pennsylvania

December 22, 2020